UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 19, 2004

MASTEC, INC.
(Exact Name of Registrant as Specified in Its Charter)

Florida
(State or Other Jurisdiction of Incorporation)

0-08106	65-0829355
(Commission File Number)	(IRS Employer Identification No.)

800 S. Douglas Road, 12th Floor, Coral Gables, Florida 33134
(Address of Principal Executive Offices) (Zip Code)

(305) 599-1800
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departures of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 19, 2004 the Board of Directors of MasTec, Inc (the “Company”) elected Robert J. Dwyer to fill a current vacancy on the Company’s Board for the term ending on the date of the Company’s Annual Meeting of Shareholders in 2004. A copy of the Company’s press release announcing Mr. Dwyer’s appointment is attached hereto as Exhibit 99.

There are no arrangements or understandings between Mr. Dwyer and any other person pursuant to which Mr. Dwyer was elected as a Director, other than the Company’s compensation arrangements and plans for non-employee Directors and the Company’s other policies and procedures which are generally applicable to Directors.

At the time of his election, Mr. Dwyer was not appointed to any committee of the Board of Directors, and there is no current expectation as to which committee(s) Mr. Dwyer might ultimately be appointed by the Board.

Since the beginning of the Company’s last fiscal year, the Company and its subsidiaries have not engaged in any transactions, and there are no proposed transactions, or series of similar transactions, in which Mr. Dwyer had a direct or indirect material interest.

ITEM 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired	Not applicable
(b)	Pro Forma Financial Information	Not applicable
(c)	Exhibits	The following exhibits are filed with this report:

Exhibit Number	Description
99.1	Press Release announcing Robert J. Dwyer dated October 19, 2004.

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 22, 2004	MASTEC, INC. BY: /S/ Austin Shanfelter —————————————— Austin Shanfelter Chief Executive Officer MASTEC, INC.

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release announcing Robert J. Dwyer dated October 19, 2004.